FIRST AMENDMENT TO LICENSE AGREEMENT

This FIRST AMENDMENT TO LICENSE AGREEMENT (this “First Amendment”) is entered into on the 22nd day of October, 2010, and made effective as of the 15th day of October, 2010 (the “Effective Date”), by and between CyberDefender Corporation, a Delaware corporation (“CyberDefender”), and GR Match, LLC, a Delaware limited liability company (“GRM”).  GRM and CyberDefender may each be referred to herein as a “Party” and, collectively, as the “Parties.”

RECITALS

WHEREAS, GRM and CyberDefender Corporation, a California corporation (as predecessor in interest to CyberDefender), entered into that certain License Agreement, dated as of April 1, 2010 (the “Agreement”);

WHEREAS, the Parties desire to amend the Agreement as set forth herein; and

WHEREAS, capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

NOW THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agrees as follows:

1.           Amendment to Schedule D to the Agreement.  Attached hereto and made a part hereof is an amended Schedule D to the Agreement which amended Schedule D replaces in its entirety the Schedule D to the Agreement in effect immediately prior to the Effective Date and is hereby made a part of the Agreement as of the Effective Date.

2.           Agreement Regarding International Roll-Out Date.

(a)           CyberDefender acknowledges that GRM has notified CyberDefender in writing that GRM has selected Australia, Canada and the United Kingdom as the initial three (3) countries in which GRM proposes to sell and/or distribute the Products in the International Territory (collectively, the “Selected Countries”) as specified in the definition of the International Roll-Out Date.

(b)           CyberDefender acknowledges that it has not completed all actions required under Section 4.3(a) of the Agreement in order to facilitate the sale and use of the Products in the Selected Countries.  CyberDefender agrees to notify GRM in writing when CyberDefender reasonably believes that it has completed all actions required under Section 4.3(a) of the Agreement in order to facilitate the sale and use of the Products in the Selected Countries.

(c)           CyberDefender agrees that GRM shall have the one (1) time right to cause the eighteen month (18) month cutoff date referenced in the definition of the International Roll-Out Date to be delayed for a period of up to twelve (12) months in the event GRM elects to delay its Marketing of the Products in the International Territory for legitimate business reasons, including, without limitation, delays in the development of those processes, systems or other similar aspects of GRM’s business necessary to support GRM’s Marketing of the Products in the International Territory.

3.            Conflict; Full Force and Effect.  In the event of any conflict between this First Amendment and the Agreement, this First Amendment shall control.  The Parties acknowledge and agree that, except as expressly provided in this First Amendment, the provisions of the Agreement shall remain unmodified and in full force and effect.

4.            Successors and Assigns.  This First Amendment is and shall be binding upon each of the Parties and their respective successors and assigns.

5.            Recitals.  The recitals to this First Amendment are hereby incorporated by reference herein.

6.            Governing Law.  This First Amendment shall be governed by the laws of the State of California, without regard to its principles of conflict of laws.

7.            Entire Agreement.  This First Amendment and the Agreement contain the complete understanding and agreement of the Parties relating to the subject matter hereof and thereof and supersede any prior understanding or agreement related thereto, whether written or oral.

8.            Counterparts.  This First Amendment may be executed in multiple counterparts, each of which will be deemed an original, but together they will constitute one and the same instrument.

[Signatures on following page]

IN WITNESS WHEREOF, this First Amendment has been duly executed by the Parties as of the date first above written.

GR Match, LLC,
a Delaware limited liability company

By:
Name: Kevin Knee
Title: Manager

CyberDefender Corporation,
a Delaware corporation

By:
Name: Gary Guseinov
Title: Chief Executive Officer

Schedule D

Products; Royalty

Territory in Which Product is Sold	Product	Amount of Royalty (per annual subscription)
Any jurisdiction within the Domestic Territory or the International Territory	CyberDefender Early Detection Center ➢ Antispyware and Antivirus PC software with unlimited software and threat updates for 1 year. Tier 1 and Tier 2 technical support included. ➢ All software updates included	$2.50
	CyberDefender Early Detection Center Family Pak ➢ Antispyware and Antivirus PC software with unlimited software and threat updates for 1 year. Tier 1 and Tier 2 technical support included. ➢ All software updates included. ➢ Software bundle includes 5 licenses which can protect up to 5 PCs	$3.00
	CyberDefender Registry Cleaner ➢ Analyzes and fixes broken PC registries and performs other PC optimization tasks. ➢ Unlimited updates for 1 year.	$2.50